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                 EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT


Following is a list of all subsidiaries of Sterling Electronics Corporation

                                                                        Jurisdiction              Percentage
                                                                        or State of                of Voting
     Name of Subsidiary (2)                      Notes                 Incorporation             Stock Owned
     ------------------                          -----                 --------------            -----------
Sterling Partners, Inc.                           (1)                    Nevada                    100.0
Sterling Electronics (Canada) Corporation         (1)                    Canada                    100.0

(1)      Included in consolidated financial statements of the Company.
               No separate financial statements filed.

(2)      Certain subsidiaries are omitted since the aggregate
               of such subsidiaries is not material.


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